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                                                                    Exhibit 99.2


                                   CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                                   CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                                   CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS



                                        FOR FURTHER INFORMATION:
                                        Gayle M. Vixler, Senior Vice President
                                        (440) 572-8848

           CERES GROUP NAMES LYNN C. MILLER TO ITS BOARD OF DIRECTORS

CLEVELAND, OH, MAY 5, 2004

Ceres Group, Inc. (NASDAQ: CERG) today elected Lynn C. Miller to its Board of Directors to fill the vacancy created by Robert Lunn's resignation from the Board in March.

Mr. Miller was most recently with Pacific Life Insurance Company where he held the positions of executive vice president and chief executive officer of the life insurance division. Previously, he was chief financial officer and chief actuary of the life insurance division for Pacific Life, and served on various industry committees and study groups. In addition, he acted as chairman of their political action committee and president of their actuarial club. Prior to his tenure at Pacific Life, Miller was a senior vice president and actuary for E.F. Hutton Life Insurance Company where he created the first "Universal Life" insurance product in 1978. Miller also held actuarial positions with three other life insurance companies.

"Lynn has an extensive insurance industry background, making him an excellent addition to our Board of Directors," said William J. Ruh, Ceres' chairman. "Also, his actuarial expertise will be particularly valuable for our business. We look forward to Lynn's contributions to our Board and are confident that his experience will be an important resource for our company."

ABOUT CERES GROUP

Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations, and small businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and its electronic distribution system. For more information, visit www.ceresgp.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, failure to accurately predict claims liabilities, adverse outcomes in litigation, rising healthcare costs, business conditions and competition in the healthcare industry, developments in healthcare reform and other


         CERES GROUP, INC. - 17800 Royalton Road - Cleveland, Ohio 44136
             (440) 572-2400 - (800) 643-2474 - Fax (440) 878-2959 -
                                www.ceresgp.com

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Ceres Group, Inc.
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regulatory issues (including failure to meet statutory capital requirements)
ability to develop and administer competitive products, performance of our reinsurers and failure to comply with financial and other covenants in our loan agreements, and the failure to successfully implement the business plans for the company and its subsidiaries. This review of important factors should not be construed as exhaustive. Investors and others should refer to Ceres' filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q and other periodic filings, for a description of the foregoing and other factors. Ceres undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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